Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM 424(b)(2)

(Form Type)

MAREX GROUP PLC

(Exact Name of Registrant as Specified in the Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	5.829% Senior Notes due 2028	Rule 457(r)	$500,000,000	100.00%	$500,000,000	$153.10 per $1 million	$76,550

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts						$500,000,000

	Total Fees Previously Paid						–

	Total Fee Offsets						$15,310

	Net Fee Due						$61,240

(1)	The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of that offering is $500,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Marex Group plc	F-1MEF	333-282911	10/31/2024		$15,310(2)	Senior Debt Securities	Senior Notes due nine months or more from date of issue (the “Senior Notes”)	$100,000,000(2)	$100,000,000

Fee Offset Sources	Marex Group plc	F-1MEF	333-282911		10/31/2024						$15,310(2)

(2)

The Registrant previously filed a registration statement on Form F-1 (File No. 333-282656) on October 15, 2024, as amended by Amendment No. 1 thereto filed on October 22, 2024, and declared effective on October 28, 2024, that registered an aggregate principal amount of $600 million Senior Notes and for which it paid $91,860 in registration fees. Subsequently, the Registrant filed a registration statement on Form F-1MEF (File No. 333-282911) (together with the Form F-1, the “Prior Registration Statement”) that registered an additional $100 million in an aggregate principal amount of Senior Notes and for which it paid $15,310. Of the $700 million aggregate principal amount of Senior Notes, $100 million aggregate principal amount of Senior Notes under the Prior Registration Statement remains unsold (the “Unsold Securities”), leaving $15,310 in previously paid fees available for future offset. The Registrant subsequently filed a registration statement on Form F-3 (File No. 333- 286884), initially filed on May 1, 2025 and automatically declared effective (the “2025 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the $15,310 previously paid in filing fees in connection with the Unsold Securities under the Prior Registration Statement (the offering of which unsold securities has been terminated) can be applied to the filing fees due under the 2025 Registration Statement. Accordingly, the Registrant will offset the $15,310 amount of previously paid filing fees against filing fees due in connection with this offering under the 2025 Registration Statement.